Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL 2010 FINANCIAL RESULTS

New York, NY – August 11, 2009 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the first quarter of fiscal 2010 ended June 30, 2009 and provided an update on recent business developments.

Quarter Ended June 30, 2009 Financial Highlights
Versus Quarter Ended June 30, 2008

•
Marine freight revenue (excluding fuel surcharge and other surcharges, and outside charter revenue) was $24.1 million, a decrease of 11.6% from $27.3 million. The decline in marine freight revenue was due in large part to a weaker Canadian dollar as compared to last year, as well as 4.5% fewer sailing days due to a reduction in customer demand.

•	Marine freight revenue per sailing day decreased by $2,112 or 7.4%, to $26,475 from $28,587.

•
Vessel operating expenses per sailing day decreased by $7,147, or 26.7%, to $19,612 from $26,759. The decrease was primarily attributable to reduced fuel costs, a weaker Canadian dollar and a decrease in vessel sailing days.

•	Net income was $2.3 million, a decrease of 14.7% from $2.7 million.

Laurence S. Levy, Chairman and CEO of Rand, commented, “Absent a weaker Canadian dollar, vessel incidents and a one-time loan amendment fee, our operating income for the quarter was comparable to the year-ago period, despite a substantially worse economic environment. Our performance for the quarter underscores our leadership position within our market niche and reflects our continued prudent approach to managing operating costs given the ongoing weak economic environment. We believe we were able to increase market share due to better penetration of existing customer accounts and additional long-term business, as evidenced by our current year tonnage being 95% of our prior year volume.”

Scott Bravener, President of Lower Lakes stated, “While we have seen marked decreases in demand for the transportation of certain commodities, this was largely offset with increased business from our grain and salt customers, illustrating the benefits of our end-market diversity. The decrease in vessel utilization year-over-year was offset by a 30% decrease in vessel operating expenses. These reductions, in tandem with cost-cutting initiatives already implemented, should eliminate approximately $2.4 million of cash expenses in fiscal 2010 relative to fiscal 2009 cash expenses. This quarter’s performance clearly demonstrates that we are benefitting from our focused operating strategy within our market segment, our cost-efficient operating model and the composition and flexibility of our fleet to service a diverse customer base. Furthermore, we are confident that once business activity improves on the Great Lakes, we are well positioned to potentially exceed fiscal 2009 profitability levels.”

Rand Logistics, Inc.
Summary Statement of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2009	June 30, 2008
Revenue
Freight and related revenue	$24,145	$27,301
Fuel and other surcharges	3,309	9,418
Outside voyage charter revenue	1,797	6,687
	29,251	43,406
Expenses
Outside voyage charter fees	1,786	6,246
Vessel operating expenses	17,886	25,555
Repairs and maintenance	654	888
General and administrative	2,397	2,469
Depreciation and amortization of drydock costs and intangibles	2,995	2,616
Loss on foreign exchange	47	2
	25,765	37,776
Operating income	3,486	5,630

Net income applicable to common stockholders	$1,842	$2,316
Net income per share basic	$0.14	$0.19
Net income per share diluted	$0.14	$0.18

Management will host a conference call to discuss the results at 8:30 a.m. ET on Tuesday, August 11, 2009. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 21979326. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call. Dial 800-642-1687 (706-645-9291 for international callers), Conference ID# 21979326 to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 25, 2009.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Lesley Snyder (212) 863-9413 LSnyder@randlogisticsinc.com

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Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2009	June 30, 2008
REVENUE
Freight and related revenue	$24,145	$27,301
Fuel and other surcharges	3,309	9,418
Outside voyage charter revenue	1,797	6,687
TOTAL REVENUE	29,251	43,406

EXPENSES
Outside voyage charter fees	1,786	6,246
Vessel operating expenses	17,886	25,555
Repairs and maintenance	654	888
General and administrative	2,397	2,469
Depreciation	2,008	1,618
Amortization of drydock costs	578	567
Amortization of intangibles	409	431
Loss on foreign exchange	47	2
	25,765	37,776
OPERATING INCOME	3,486	5,630

OTHER (INCOME) AND EXPENSES
Interest expense	1,429	1,674
Interest income	(1)	(5)
Gain on interest rate swap contracts	(1,273)	(1,234)
	155	435

INCOME BEFORE INCOME TAXES	3,331	5,195
PROVISION FOR INCOME TAXES
Current	-	-
Deferred	1,046	2,516
	1,046	2,516
NET INCOME	2,285	2,679
PREFERRED STOCK DIVIDENDS	443	363
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$1,842	$2,316

Net income per share basic	$0.14	$0.19
Net income per share diluted	0.14	0.18
Weighted average shares basic	12,890,927	12,105,051
Weighted average shares diluted	12,890,927	14,796,536

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
 (U.S. Dollars 000’s except for Shares and Per Share data)

	June 30,	March 31,
ASSETS	2009	2009
CURRENT
Cash and cash equivalents	$3,998	$1,953
Accounts receivable	12,960	1,166
Prepaid expenses and other current assets	2,642	3,008
Income taxes receivable	9	22
Deferred income taxes	415	418
Total current assets	20,024	6,567

PROPERTY AND EQUIPMENT, NET	90,645	86,233
DEFERRED INCOME TAXES	11,817	12,140
DEFERRED DRYDOCK COSTS, NET	7,133	7,274
INTANGIBLE ASSETS, NET	13,841	13,497
GOODWILL	10,193	10,193

Total assets	$153,653	$135,904
LIABILITIES
CURRENT
Bank indebtedness	$13,081	$2,786
Accounts payable	6,473	4,131
Accrued liabilities	10,227	11,087
Interest rate swap contracts	2,857	3,899
Income taxes payable	2	-
Deferred income taxes	536	480
Current portion of long-term debt	4,316	4,094
Total current liabilities	37,492	26,477
LONG-TERM DEBT	56,103	54,240
OTHER LIABILITIES	232	232
DEFERRED INCOME TAXES	13,898	13,185

Total liabilities	107,725	94,134
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value	1	1
Authorized 50,000,000 shares, Issued and outstanding 12,890,927 shares
Additional paid-in capital	61,806	61,675
Accumulated deficit	(27,386)	(29,228)
Accumulated other comprehensive loss	(3,393)	(5,578)

Total stockholders’ equity	45,928	41,770

Total liabilities and stockholders’ equity	$153,653	$135,904

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